Exhibit 99.1

Profire Energy Reports Financial Results for Fiscal Year 2016
In the 2016 Transition Period Profire Recognized Quarter-over-Quarter Revenue Growth of 41%

LINDON, Utah March 9, 2017 - Profire Energy, Inc. (NASDAQ: PFIE), a technology company which creates, installs and services burner and chemical management solutions in the oil and gas industry, today reported financial results for the nine-month transition period ended December 31, 2016. A conference call will be held on Friday, March 10, 2017 at 1:00 p.m. EST to discuss the results.

As previously communicated, due to a change in the Company's fiscal year-end, the Company filed a transition report on Form 10-K covering the transition period from April 1, 2016 to December 31, 2016, which is the period between the closing of the Company's most recent fiscal year and the opening date of the newly selected fiscal year. The results from the quarter ended December 31, 2016 are reflected in the nine-month period covered by the transition report.

Transition Period Highlights

•	Revenues Increased 41% Quarter-Over-Quarter
•	Generated Positive Cash Flows in Each Quarter of the Transition Period
•	Cash and liquid investments at period-end totaled $20 million
•	Remained debt-free

Transition Period Financial Results

In the final quarter of the transition period total revenues increased to just over $7 million, which was an increase of 41% as compared to the previous quarter. This was achieved while keeping operating costs under control, which only increased 5% over the same comparable period.

Net income for the transition period was approximately $78,000 or $0.00 per diluted share, compared to a net income of $799,000 or $0.01 per diluted share in the comparable nine-month period of 2015.  Net income in the final quarter of the transition period was $609,000 or $0.01 per diluted share as compared to $75,000 or $0.00 per diluted share in the previous quarter. The net loss in the first quarter of the transition period was $605,000 or a loss of $0.01 per diluted share.  In the transition period the Company's net income increased from -15% of total revenue in the first quarter to 9% of total revenue in the last quarter of the period.

At the end of the transition period cash and cash equivalents totaled $9.3 million, as compared to $21.3 million at the end of the fiscal year ended March 31, 2016. The Company has invested $11 million in low risk, CD's, bonds and mutual funds. Without these investments, the Company's cash position would have been $20 million, despite having repurchased $3.6 million in Profire stock during the transition period.

Management Commentary
"We continue to strategically allocate capital according to the plan we have previously communicated" stated Ryan Oviatt, CFO of Profire. "We remain focused on the preservation of cash, seeking opportunities to acquire adjacent technologies, conducting our stock repurchase program, and other value creation activities that may be identified from time to time. We believe this plan will continue to drive long-term value for Profire and our shareholders."

"The stabilization of oil prices has had a positive effect on our Company as our customers appear to have gained confidence in the oil markets and have returned to spending their capex budgets" said Brenton Hatch, President and CEO of Profire Energy. "The oil industry is still recovering and while we don't know how oil prices will react throughout our next fiscal year, many analysts believe oil prices will average in the mid $50's price range.  We remain optimistic that the stabilization of commodity prices will allow us to maintain the growth we have achieved in the final two quarters of the period."

Conference Call

Profire Energy President and CEO Brenton Hatch and CFO Ryan Oviatt will host the teleconference. Following the teleconference, they will be joined by Cameron Tibdall, VP of Sales and Marketing, for a question and answer period.

Date: Friday, March 10, 2017

Time: 1:00 p.m. EST (11:00 a.m. MST)
Toll-free dial-in number: 1-877-705-6003
International dial-in number: 1-201-493-6725

The conference call will be telecast live and available for replay via this link: http://public.viavid.com/index.php?id=123227. The telecast replay will be available for one year.

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting the conference call, please contact Todd Fugal at 1-801-796-5127.

A replay of the call will be available after 5:00 p.m. ET on the same day through March 17, 2017.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671
Replay Pin Number: 13656825

About Profire Energy, Inc.
Profire Energy assists energy production companies in the safe and efficient production and transportation of oil and natural gas. As energy companies seek greater safety for their employees, compliance with more stringent regulatory standards, and enhanced margins with their energy production processes, Profire Energy's burner management and chemical injection systems are increasingly becoming part of their solution. Profire Energy has offices in Lindon, Utah; Houston, Texas; Shelocta, Pennsylvania; Greeley, Colorado; and Edmonton, Alberta, Canada. For additional information, visit www.profireenergy.com.

Cautionary Note Regarding Forward-Looking Statements. Statements made in this release that are not historical are forward-looking statements. This release contains forward-looking statements, including, but not limited to statements regarding the Company holding a conference call on March 10, 2017, regarding the transition period financial results; the effect the stabilization of oil prices will have on the Company's customers spending their capex budgets; the effect the stabilization of oil prices will have on the Company's ability to maintain recent growth; or, the Company's capital allocation plan will be able to deliver long-term shareholder value. Forward-looking statements are not guarantees of future results or performance and involve risks, assumptions and uncertainties that could cause actual events or results to differ materially from the events or results described in, or anticipated by, the forward-looking statements. Factors that could materially affect such forward-looking statements include certain economic, business, public market and regulatory risks and factors identified in the company's periodic reports filed with the Securities Exchange Commission. All forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are made only as of the date of this release and the Company assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances, except as required by law. Readers should not place undue reliance on these forward-looking statements.

Contact:
Profire Energy, Inc.
Ryan Oviatt, CFO
(801) 796-5127

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

	As of
ASSETS	December 31, 2016	March 31, 2016

CURRENT ASSETS
Cash and cash equivalents	$9,316,036	$21,292,595
Accounts receivable, net	5,633,802	4,132,137
Inventories, net	7,839,503	11,046,682
Income tax receivable	180,981	268,326
Short term investments	2,965,536	-
Investments - other	2,250,000	-
Prepaid expenses & other current assets	410,558	315,757
Total Current Assets	28,596,416	37,055,497

LONG-TERM ASSETS
Deferred tax asset	60,940	-
Long Term Investments	5,504,997	-

PROPERTY AND EQUIPMENT, net	7,458,723	8,232,911

OTHER ASSETS
Goodwill	997,701	997,701
Intangible assets, net	490,082	529,300
Total Other Assets	1,487,783	1,527,001

TOTAL ASSETS	$43,108,859	$46,815,409

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$1,220,478	$893,822
Accrued vacation	154,307	171,089
Accrued liabilities	284,214	449,694
Income taxes payable	61,543	335,375
Total Current Liabilities	1,720,542	1,849,980

LONG-TERM LIABILITIES
Deferred income tax liability	-	180,301

TOTAL LIABILITIES	1,720,542	2,030,281

STOCKHOLDERS' EQUITY
Preferred shares: $0.001 par value, 10,000,000 shares authorized: no shares issued and outstanding	-	-
Common shares: $0.001 par value, 100,000,000 shares authorized: 53,582,250 issued and 50,705,933 outstanding at December 31, 2016 and 53,256,296 issued and outstanding at March 31, 2016	53,582	53,256
Treasury stock, at cost	(3,582,805)	-
Additional paid-in capital	26,800,298	26,164,622
Accumulated other comprehensive loss	(2,810,743)	(2,282,682)
Retained earnings	20,927,985	20,849,932
Total Stockholders' Equity	41,388,317	44,785,128

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$43,108,859	$46,815,409

These financial statements should be read in conjunction with the Form 10-KT and accompanying footnotes.

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Consolidated Statements of Operations and Other Comprehensive Income (Loss)

	For the Nine-Months Ended December 31, 2016	For the Year Ended March 31, 2016

REVENUES
Sales of goods, net	$14,336,618	$23,992,324
Sales of services, net	1,650,568	3,080,122
Total Revenues	15,987,186	27,072,446

COST OF SALES
Cost of goods sold-product	6,732,822	11,027,114
Cost of goods sold-services	1,154,326	2,405,012
Total Cost of Goods Sold	7,887,148	13,432,126

GROSS PROFIT	8,100,038	13,640,320

OPERATING EXPENSES
General and administrative expenses	7,198,081	12,264,442
Research and development	757,880	899,013
Depreciation and amortization expense	482,311	516,786

Total Operating Expenses	8,438,272	13,680,241

LOSS FROM OPERATIONS	(338,234)	(39,921)

OTHER INCOME (EXPENSE)
Gain (Loss) on sale of fixed assets	(2,680)	20,278
Other income	102,206	144,937
Interest income	90,028	37,278

Total Other Income	189,554	202,493

NET INCOME (LOSS) BEFORE INCOME TAXES	(148,680)	162,572

INCOME TAX EXPENSE (BENEFIT)	(226,733)	127,828

NET INCOME	$78,053	$34,744

OTHER COMPREHENSIVE LOSS
Foreign Currency Translation Loss	$(415,698)	$(393,701)
Unrealized Losses on Investments	(112,363)	-

Total Other Comprehensive Loss	(528,061)	(393,701)

TOTAL COMPREHENSIVE LOSS	$(450,008)	$(358,957)

BASIC EARNINGS PER SHARE	$0.00	$0.00

FULLY DILUTED EARNINGS PER SHARE	$0.00	$0.00

BASIC WEIGHTED AVG NUMBER OF SHARES OUTSTANDING	52,857,299	53,243,151

FULLY DILUTED WEIGHTED AVG NUMBER OF SHARES OUTSTANDING	53,483,110	53,558,942
These financial statements should be read in conjunction with the Form 10-KT and accompanying footnotes.

PROFIRE ENERGY, INC. AND SUBSIDIARY
Consolidated Statements of Stockholders' Equity

			Additional	Other			Total
	Common Stock		Paid-In	Comprehensive	Treasury	Retained	Stockholders'
	Shares	Amount	Capital	Income	Stock	Earnings	Equity

Balance, March 31, 2015	53,199,136	$53,199	$25,525,052	$(1,888,981)	$-	$20,815,188	$44,504,458

Fair value of options vested	-	-	565,646	-	-	-	565,646

Stock issued in exercise of stock options	57,160	57	73,924	-	-	-	73,981

Foreign currency translation	-	-	-	(393,701)	-	-	(393,701)

Net Income for the year ended December 31, 2015	-	-	-	-	-	34,744	34,744

Balance, March 31, 2016	53,256,296	53,256	26,164,622	(2,282,682)	-	20,849,932	44,785,128

Fair value of options vested			242,801				242,801

Stock issued in exercise of stock options	86,808	87	112,913				113,000

Stock issued in settlement of RSUs	239,146	239	279,962				280,201

Treasury stock repurchased	(2,876,317)				(3,582,805)		(3,582,805)

Foreign currency translation				(415,698)			(415,698)

Unrealized Losses on Investments				(112,363)			(112,363)

Net income for the nine-months ended December 31, 2016						78,053	78,053

Balance, December 31, 2016	50,705,933	$53,582	$26,800,298	$(2,810,743)	$(3,582,805)	$20,927,985	$41,388,317

These financial statements should be read in conjunction with the Form 10-KT and accompanying footnotes.

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows

	For the Nine Months Ended	For the Year Ended
	December 31, 2016	March 31, 2016
OPERATING ACTIVITIES
Net Income	$78,053	$34,744
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	756,927	989,484
(Gain) Loss on sale of fixed assets	3,480	(20,278)
Bad debt expense	272,807	143,192
Stock options issued for services	616,802	678,971
Changes in operating assets and liabilities:
Changes in accounts receivable	(2,063,449)	5,114,485
Changes in income taxes receivable/payable	(190,746)	(276,075)
Changes in inventories	3,304,972	641,410
Changes in prepaid expenses	(95,156)	(171,411)
Changes in deferred tax asset/liability	(241,241)	49,490
Changes in accounts payable and accrued liabilities	(58,736)	148,921

Net Cash Provided by Operating Activities	2,383,713	7,332,933

INVESTING ACTIVITIES
Proceeds from sale of equipment	16,896	158,641
Purchase of investments	(10,685,553)	-
Purchase of fixed assets	(18,485)	(62,465)
Purchase of Intangible assets	-	-

Net Cash Provided by (Used in) Investing Activities	(10,687,142)	96,176

FINANCING ACTIVITIES
Value of equity awards surrendered by employees for tax liability	(30,000)	(39,342)
Cash received in exercise of stock options	15,000	-
Purchase of Treasury stock	(3,582,805)	-

Net Cash Used in Financing Activities	(3,597,805)	(39,342)

Effect of exchange rate changes on cash	(75,325)	(241,968)

NET INCREASE (DECREASE) IN CASH	(11,976,559)	7,147,799
CASH AT BEGINNING OF PERIOD	21,292,595	14,144,796

CASH AT END OF PERIOD	$9,316,036	$21,292,595

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:
Interest	$-	$-
Income taxes	$255,769	$127,828
These financial statements should be read in conjunction with the Form 10-KT and accompanying footnotes.

Profire Energy, Inc. And Subsidiaries Quarterly Financial Result for Nine-Months Ended December 31, 2016
	For the Quarters Ending
Transition Period	Jun 30, 2016	Sep 30, 2016	Dec 31, 2016
Total revenues	$3,974,043	$4,990,813	$7,022,330
Gross profit	1,914,250	2,624,659	3,561,129
Income (loss) from operations	(881,278)	(127,369)	670,413
Income tax expense (benefit)	(245,877)	(99,701)	118,845
Net income (loss)	(605,295)	74,452	608,896
Basic earnings per common share	$(0.01)	$0.00	0.01
Diluted earnings per common share	$(0.01)	$0.00	0.01

	For the Quarters Ending
Fiscal Year 2016	Jun 30, 2015	Sep 30, 2015	Dec 31, 2015	Mar 31, 2016
Total revenues	$6,877,243	$8,097,294	$7,554,255	$4,543,654
Gross profit	3,313,519	4,028,403	3,998,502	2,299,895
Income (loss) from operations	(539,374)	675,396	490,322	(666,265)
Income tax expense (benefit)	(149,525)	254,781	194,227	(171,654)
Net income (loss)	(459,079)	779,195	479,243	(764,617)
Basic earnings per common share	$(0.01)	$0.01	$0.01	$(0.01)
Diluted earnings per common share	$(0.01)	$0.01	$0.01	$(0.01)

These financial statements should be read in conjunction with the Form 10-KT and accompanying footnotes.